SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 20, 2008

Date of Report

Paradigm Oil & Gas, Inc.

Nevada	333-103780	33-1037546
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

31 Walmer Rd Suite 6
Toronto, On M5R 2W7

(Address of Principal Executive Offices)

(416) 928-3095

(Registrant’s Telephone Number, including area code)

Item 3.02 Changes in Control of the Registrant

On June 19, 2008 Paradigm Oil & Gas, Inc. converted shareholder loans in the amount of $62,700 into 20,900,000 common shares. The proceeds of the loans were used for working capital expenses. The common shares were issues pursuant to Regulation S under the Securities Act of 1933, as amended (the “1933 Act”).

(c) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Paradigm Oil & Gas, Inc

DATED: June 20, 2008	/s/ Marc Juliar
Marc Juliar
President, and Director